Exhibit 10.361

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT

THIS AMENDMENT (the “Agreement”) is entered into effective December 9, 2009 (the “Effective Date”) by and between Ligand Pharmaceuticals Incorporated (“Ligand”) and Bristol-Myers Squibb Company (“BMS”).

WHEREAS, BMS and Pharmacopeia, Inc. entered into that certain Discovery Collaboration Agreement effective October 11, 2007 concerning a research program to identify inhibitors to PDE10 (the “PDE10 Agreement”);

WHEREAS, BMS and Pharmacopeia Drug Discovery, Inc. entered into that certain License Agreement effective March 27, 2006 (the “March 2006 Agreement”);

WHEREAS, Ligand (or a wholly owned Affiliate of Ligand) is successor to Pharmacopeia, Inc. and Pharmacopeia Drug Discovery, Inc.;

WHEREAS, Ligand and BMS desire to amend the PDE10 Agreement as set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, the parties do hereby agree as follows.

1. Definitions. The terms in this Agreement with initial letters capitalized shall have the meaning set forth in this Agreement and if not defined in this Agreement shall have the meaning set forth in the PDE10 Agreement, and if not defined in this Agreement or the PDE10 Agreement shall have the meaning set forth in the March 2006 Agreement.

2. Termination of Research Term Under PDE10 Agreement. Subject to and in consideration of the other terms and conditions of this Agreement, the parties agree that the PDE10 Agreement is hereby amended such that the Research Term shall end on December 31, 2009. For clarity, BMS shall have no right to extend the Research Term beyond December 31, 2009.

3. Transfer of Research Results and Research Compounds to BMS. Ligand shall promptly transfer to BMS the information and materials listed in Exhibit A hereto, and any other results or data related to the Research Program [***] within 60 days following the Effective Date. In addition, Ligand scientists currently working on the Research Program will facilitate transfer of items described in Appendix A on or before December 31, 2009. For avoidance of doubt, Ligand scientists currently working on the Research Program, with the exception of the selected individual as described below, will not be available after December 31, 2009 to work on the Research Program provided that if necessary Ligand shall use reasonable efforts to make three senior-level lead scientists available on a consulting basis to assure data transfer is complete and to respond to reasonable requests for information from BMS until January 31, 2010. If BMS identifies any information or materials that should have been transferred in accordance with this section, or such information or materials are not readable or usable, Ligand will use good faith reasonable efforts to promptly provide such information or materials to BMS.

4. Retention of Services. Ligand shall seek to retain the services [***] as a Ligand employee through June 30, 2010. If [***] is not available, then Ligand will seek to retain a consultant acceptable to BMS and familiar with the Research Program through June 30, 2010. [***] or the

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consultant will be available to BMS when and as needed during regular business hours, during the period beginning on the Effective Date and ending June 30, 2010, provided that if a consultant is substituted due to the unavailability of [***], this end date shall be tolled during any replacement time plus 15 business days. During such period, [***] or the consultant shall be available to assist on up to a full-time basis to BMS (i) in the preparation of patent applications with respect to the Research Compounds and (ii) in the transfer of the Research Program effort to BMS such that BMS can continue without interruption the research program to identify and [***] develop PDE10 inhibitor compounds [***]. During such period, [***] or the consultant will be retained by Ligand (at Ligand’s expense) on terms, including financial terms sufficient to ensure that the consultant provides the services contemplated by this Agreement. Ligand shall use good faith reasonable efforts until and after June 30, 2010 to assist BMS with relevant patent preparation and prosecution activities and will seek to provide contact information for Ligand employees and subcontractors who worked on the Research Program when available and appropriate.

5. Amendment to Article 5 of the PDE10 Agreement. The parties agree that the PDE10 Agreement is hereby amended to delete in its entirety Article 5 of the PDE10 Agreement. Accordingly, Article 5 of the PDE10 Agreement shall have no further effect, and BMS shall have no obligation to make any payment to Ligand under Section 5.1 of the PDE10 Agreement.

6. Payment by Ligand to BMS. In consideration of this Agreement, Ligand shall pay to BMS a cash payment of $[***]. Such payment by Ligand to BMS shall be due on or before January 30, 2010.

7. Mutual Release of Claims. In consideration of this Agreement, the Parties covenant not to either directly or indirectly seek, make, file or maintain any remedy, consideration, claim, demand, compensation, lawsuit, action or cause of action, of whatever kind or character, now or in the future, in law or in equity (collectively, a “Claim”) against each other jointly or severally, which Claim is actually known to the releasing Party as of the Effective Date of this Agreement and is based upon, or seeks compensation or other consideration or remedy based upon, any breach of the PDE10 Agreement or March 2006 Agreement or activity performed under either such agreement. For purposes of this paragraph, “Parties” shall include, respectively, Ligand’s and/or BMS’agents, servants, attorneys, employees, officers, directors, Affiliates, predecessors, successors, assignees, licensees, transferees, representatives and all persons and entities acting by, through, under, or in concert with them or any of them.

8. Continuation of Obligations Under PDE10 Agreement. This Agreement shall not amend or modify the covenants, terms, conditions, rights and obligations of the parties under the PDE10 Agreement, except as specifically set forth herein. The PDE10 Agreement shall continue in full force and effect in accordance with its terms as amended by this Agreement.

9. Continuation of March 2006 Agreement. This Agreement shall not amend or modify the covenants, terms, conditions, rights and obligations of the parties under the March 2006 Agreement, except as specifically set forth herein. The March 2006 Agreement shall continue in full force and effect in accordance with its terms.

10. Representations and Warranties. Each party hereby represents, warrants and covenants to the other party that: (i) it has the full corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (iii) this Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, and binding obligation of such party that is enforceable against it in accordance with its terms.

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11. Publicity. The parties hereby agree to the public disclosure contained in a Current Report on Form 8-K as agreed between the parties. BMS acknowledges that disclosure of this Agreement (and its terms) by Ligand is required by applicable Laws and the rules of the securities exchange on which Ligand’s common stock is listed.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and may be executed and delivered through the email of pdf copies of the executed Agreement.

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IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have caused their duly authorized representatives to execute this Agreement to be effective as of the Effective Date.

LIGAND PHARMACEUTICALS INCORPORATED

By:	/s/ John L. Higgins
Name:	John L. Higgins
Title:	CEO

BRISTOL-MYERS SQUIBB COMPANY

By:	Francis M. Cuss
Name:	Francis M. Cuss
Title:	SVP Discorvery & Exploratory Clinical Research

Exhibit A

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